INDUSTRIAL LEASE AND AGREEMENT

1. PARTIES:

   THIS LEASE, dated the 1st day of October 1998, between Laphiaw Gin Company, Inc., party of the first part, hereinafter called Lessor, and Varsity Spirit Corporation, a TN Corp., party of the second part, hereinafter called Lessee.

2. CONSIDERATION:

   WITNESSETH: That each of the aforesaid parties acknowledge the receipt of a valuable consideration from the other and that they and each of them act herein in further consideration of the engagements of the other as herein stated.

3. PREMISES:

   That Lessor has and does hereby grant, demise and lease unto the said Lessee the following described premises situated in the City of Olive Branch, County of DeSoto, and State of Mississippi, to-wit:

   8760 Cypress Woods, Olive Branch, Mississippi, Zip 38654; being a concrete tilt-wall distribution center of approximately 80,000 SF, situated on approximately 5.5 acres.

4. TERM:

   For a period of Two (2) Years and      days from the 16th day of  October,
   1998, to the 31st day of October, 2000.

5. BASE RENTAL:

   The Lessee agrees to pay to the Lessor a total rental of FOUR HUNDRED SEVENTY-TWO THOUSAND AND NO/100 DOLLARS ($472,000.00), payable, without demand by invoice, in advance monthly installments of $19,666.67 on the first day of each month (beginning November 1, 1998) throughout the term of this LEASE. BASE RENTAL for the first full month of the term shall be due upon execution of this LEASE by Lessee. BASE RENTAL for any partial month at the beginning or end of the term shall be prorated based on the number of days in such partial month. There shall be no Base Rental or Additional Rental due for the period between commencement date stated above and November 1, 1998.

   All rentals due under this lease payable to the order of WILKINSON & SNOWDEN, INC. at 3350 MIAC Cove, Suite 3, Memphis, Tennessee 38118-3600, or at a place Lessor may designate from time to time.

   All rental (BASE or Additional Rental items) shall be paid by Lessee when due and payable without deduction, abatement, or set off. If Lessee shall fail to pay all such amounts required within ten (10) days after Lessor's invoice, then Lessee shall be obligated to pay a late payment charge of five percent (5%) of the amount due to reimburse Lessor for its additional administrative costs. In addition, any amounts which are not paid within ten (10) days after same is due, shall bear interest at the rate equal to the lesser of eighteen percent (18%) per annum or the highest contract rate allowable by the State in which the Premises is located from the first day until paid.

6. PROOF OF PAYMENT:

   The burden of proof of payment of rent in case of controversy shall be upon the Lessee.

7. NUISANCE, WASTE, ETC.:

   The said Lessee covenants and agrees with the said Lessor that the said premises shall be used and occupied in a careful, safe and proper manner, that no nuisance, trade, or custom which is unlawful or known in insurance as extra or especially hazardous shall be permitted therein; that no waste shall be committed upon, nor any damages be done to said premises.

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8. ALTERATIONS:

The said Lessee shall not make any alterations to said premises without the written consent of the Lessor first had and obtained, and all additions and improvements made by the Lessee shall be and remain the property of the Lessor, with the exception of Lessee's racks. In the event of any changes, alterations or additions being required by any law, ordinance or regulation of the Fire Department, Office of Construction Code Enforcement or municipal authority, then the cost of such changes, alterations or additions shall be paid by the Lessee.

9. SUBLETTING:

Lessee shall not assign this Lease or sublet all or any part of the leased premises without the prior written consent of Lessor. Lessor shall have the option, upon receipt from Lessee of written request for Lessor's consent to subletting or assignment, to cancel this Lease as of the date the requested subletting or assignment is to be effective and to enter into a new lease agreement directly with the sublessee or assignee. The option shall be exercised, if at all, within fifteen (15) days following the Lessor's receipt of written notice by delivery to Lessee of written notice of Lessor's intention to exercise the option.
In the event of any assignment or subletting, Lessee shall nevertheless at all times, remain fully responsible and liable for the payment of the rent specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" if all or any part of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may at its option collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the premises to secure payment of such sums. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee from the further performance of its obligations under this Lease.

10. DELIVERY AT END OF LEASE:

The said Lessee agrees to deliver up to the said Lessor the said premises at the expiration of this Lease in good order and condition, and make good all damages to said premises and also to remain liable for rent until all the premises, with keys to the same be returned to said Lessor, in like good order and no demand or notice of such delivery shall be necessary.

11. INSOLVENCY, ETC., OF LESSEE

That in the event of the insolvency or bankruptcy of the Lessee, or the filing of any petition under the bankruptcy statute voluntarily or involuntarily and whether or not resulting in an adjudication in bankruptcy, or in the event of a partial or general assignment for the benefit of a creditor, at any time thereafter the Lessor shall have the right to terminate this lease upon giving written notice thirty days in advance.

12. DEFAULT OF RENT, ETC.;

All covenants and agreements herein made and obligations assumed are to be construed also as conditions and these presents are upon the express condition that if Lessee should fail to pay when due any one of the aforesaid installments of rent, or should fail to perform or observe any of the covenants, agreements or obligations herein made or assumed by said Lessee, then and thenceforth, in any of said events, this lease may by forfeited and thereby become null and void at the option of the Lessor, and said Lessor may immediately, or at any time after the breach of any of said covenants, re-enter said premises and building, or any part thereof in the name of the whole, and repossess and have the same as of Lessor's former estate and remove therefrom all goods and chattels not thereto properly belonging, and expel said Lessee and all other persons who may be in possession of said premises and building, and that, too, without demand or notice.

It is expressly agreed that in the event the Lessee fails to make the specified monthly rental payment and default continues for a period of 10 days after Lessor provides written notice of said failure, then and in that event the Lessor shall have the option of declaring this lease terminated and have the right to make demand and collect from the Lessee the entire unpaid balance for the entire lease period. Failure on the part of the Lessor to exercise said option upon any default shall not preclude him from exercising said option in the event of any subsequent default.

14. HOLDOVER:

Should the Lessee remain on the premises after the expiration of this Lease agreement, it shall be at the Lessor's option to interpret such action as a renewal for one year, at the same rental herein provided for during the last year of this Lease Agreement, or the Lessor may elect to interpret the above mentioned action in such a manner as to have the Lessee become a month to month Lessee at 125% of the above stipulated figure. Only a new lease agreement shall deprive the Lessor of the choice of action as outlined above.

15. PROTECTION FROM VIOLATIONS:

The Lessee agrees to save and hold the Lessor harmless from violations of the laws of the United States, of the State of Mississippi and the ordinances and laws of the City of Olive Branch and DeSoto County, which are now in force or which may hereafter be in force. Further, the Lessee agrees to save hold the Lessor harmless from those violations of the Occupational Safety and Health Act of 1970 arising out of the Lessee's use of the Leased Premises.

16. RIGHT TO OFFER FOR LET:

It is understood and agreed that the Lessor shall be permitted to install on the premises a sign advertising the premises available for lease or sale for one hundred eighty days prior to the expiration of this Lease.

17. SIGNAGE:

Unless otherwise agreed in this Lease the Lessee shall not be permitted to affix or attach, or cause to be affixed or attached, any signs on the premises herewith leased without the consent, in writing, from the Lessor. Signage shall conform to the Signage Regulations attached hereto.

Upon termination of this lease, Lessee shall remove any sign, advertisement or notice painted on or affixed to the leased premises and restore the place it occupied in the condition which it existed as of the date of this lease.

18. INSURANCE:

As Additional Rental, Lessee shall reimburse Lessor, per Paragraph 5, for the expense of all Risks Insurance, including General Liability, which Lessor shall obtain on the property.


                                  3

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19.  CONDITION OF PREMISES AND REPAIRS AND MAINTENANCE:

     It is hereby further agreed that the Lessee has examined the premises and is satisfied as to the condition thereof, and the Lessee expressly agrees that no representation as to the condition of the demised premises, except as contained herein, has been relied upon by Lessee or made by the Lessor or Lessor's agents. The Lessor will make necessary repairs to the roof, structure, foundation walls, gutters, and downspouts during the term of this Lease, after receiving written notice from the Lessee of the need for such repairs, and where said repairs are not occasioned by the misuse, fault or neglect of the Lessee, its employees, agents or assigns, Lessor's responsibilility and liability being limited to said repairs to said demised premises, and shall not extend to any personal or other property of Lessee, its employees, agents of assignees. Where said repairs are occasioned by the misuse, fault or neglect of the Lessee, its employees, agents or assignees, same shall be made promptly by Lessee, at its own expense. All other repairs and replacements to the demised premises of any kind including but not limited to glass and plate glass, doors any special store front, interior walls, heating, air conditioning, ventilating, and fire protection systems, dock boards, plumbing work and futures shall be made promptly by Lessee, at its own expense, in such manner as to maintain the premises in good condition and repair. If Lessee fails to promptly make repairs or replacements that are its repsonsibility hereunder, Lessor has the right, but not the obligation to have such repairs or replacements made after notice, and the cost thereof shall be due and payable by Lessee to Lessor at the next rent due date and failure to pay same shall be deemed a default in payment of rent. Lessee shall not be obligated to repair or replace any damage caused by fire, tornado or other casualty covered by items set forth under the extended coverage provisions Of Lessor's fire insurance policy. The cost of maintaininng the grounds adjacent of the herein leased premises and any grounds adjacent to the parking and loading areas of the herein leased premises shall be borne by the Lessee, although said grounds may be kept by Lessor as Common Area. Further, it shall be the sole responsibility of Lessee to keep the parking and loading areas and said adjacent ground free and clear of all trash, debris, grass and weeds.

20.  COMMON AREA MAINTENANCE

     Lessee agrees to perform, at its own expense, all "Common Area Maintenance", all outside maintenance, lawns, extra land, and ditches, and to keep these areas in as good a condition as prior to its occupancy.

21.  USE OF COMMON AREAS

     Lessee, its customers, invitees and licensees shall have the exclusive right to use in common with the Lessor, its licensees and invitees and in common with other Lessees or occupants of buildings which are or may be erected within the area of Lessor's tract, the parking areas, the drives and sidewalks, now or hereafter constructed, for the purpose of ingress and egress to or from the demised premises and to the other Lessee areas for the purpose of parking, and loading and unloading. The Lessor shall have the right to establish reasonable regulations relating to the use of parking areas.

22.  LIABILITY FOR REPAIRS TO WATER, GAS AND SEWER PIPES:
     The water, gas, sewer pipes are in good condition, and if said pipes are allowed to burst or to become stopped up, the Lessee must repair them at Lessee's own expense.

23.  RIGHT OF ENTRY:
     The Lessor may enter said premises at proper times to view and inspect same, or to make such repairs, additions and alterations or to run such pipes or electric wire as said Lessor may deem necessary for the safety, improvement or preservation of the said premises.

24.  FIRE CLAUSE:

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

In case the said premises shall be so injured or damaged by fire or other cause as to be rendered untenantable, and so that necessary repairs or rebuilding cannot be made within 180 days this lease shall terminate and the Lessee shall be allowed an abatement of rent from the time the premises were rendered untentantable. However, if the damage is such that rebuilding and repairs can be completed within 180 days, the Lessor agrees to make such repairs with reasonable promptness and dispatch, and to allow Lessee an abatement in rent for such time as the building remains untenantable and the Lessee covenants and agrees that the terms of this lease shall not be otherwise affected.

25. DAMAGES, ACCIDENTS, ETC.:

Lessee agrees to hold Lessor harmless against all damages, accidents and injuries to persons or property caused by or resulting from or in connection with any power plant, machinery, elevator, elevator shaft, stairway, signs, awnings, glass, brick, or any other building material, hatch, coal chute or other openings, flag pole, and any other things in or pertaining to any other parts of said premises, or things in or pertaining to or upon the premises during the term of this lease or while the Lessee is occupying the premises. Lessee agrees to provide Lessor, within ten (10) days of the execution of this Lease and Agreement, evidence of liability insurance for personal injury with coverage limits of $1,000,000.00 and property damage with limits of $500,000.00

26. UTILITIES:

All heat, water, electric current, gas or other utilities used on the leased premises to be paid for by Lessee.

27. TAX INCREASES:

As Additional Rental, Lessee agrees to pay, as per Paragraph 5, all real estate taxes and assessments for the period of its occupancy.

28. ATTORNEY'S FEES

In the event it becomes necessary for the either party to employ an attorney to enforce the terms and conditions of this Lease, or to enforce compliance of any of the covenants and agreements herein contained, the non-prevailing party shall be liable for reasonable attorney's fees, costs and expenses incurred by the prevailing party.

29. KIND OF BUSINESS:

The business to be conducted in the within leased premises is as follows: Wareousing and distribution of apparel items.

30. GOING BUSINESS

Lessee covenants that a going business shall be conducted in the within leased premises throughout the full ten-n of the lease.

31. BANKRUPTCY, ETC.:

Should bankruptcy,insolvency or receivership proceedings of any kind be instituted by or against Lessee, or any one of the Lessees if more than one are included in the designation "Lessee" herein, or should Lessee's interest in this lease, or the interest of any one of the Lessee, if more than one are included under the designation "Lessee" herein, devolve or pass by the operation of law to any other person or corporation, then, at the option of Lessor, that shall be considered a breach of the terms and conditions of this lease, and Lessor may pursue the remedies provided for in Paragraph 12 hereof.

32.  NOTICE:

     Any notice provided for herein will be deemed to have been given Lessee when deposited in Registered or Certified mail, or by courier or delivery service where receipt is acknowledged, addressed to Lessee, or any lessee if more than one are included under ther designation "Lessee" herein, at Varsity Spirit Corp.-2525 Horizon Lake Blvd.-Suite 1, Bartlett-TN 38133.

33.  EMINENT DOMAIN

     If the leased premises be subjected to any eminent domain proceedings, the lease shall terminate if all of the leased premises are taken if the portion taken is so extensive that the residue is wholly inadequate for Lessee's purposes. If the taking be partial, then Lessee's rentals shall be reduced in the proportion which the space taken bears to the space originally leased. In such condenmation proceedings Lessee may claim compensation for the taking of any removal of installations which, by the terms of this lease, Lessee would be permitted to remove at the expiration of this lease, but Lessee shall be entitled to no additional award, it being agreed that all damages allocable to full fee simple ownership of the entire leased premises shall in any event be payable to Lessor.

34.  WAIVER OF BREACH:

     It is hereby covenanted and agreed that no waiver of a breach of any of the covenants of this Lease shall be construed to be a waiver of any succeeding breach of the same or any other covenant.


35.  QUIET POSSESSION:

     In consideration of the covenants and agreements herewith contained the Lessor agrees to warrant and defend the Lessee in the quiet and peaceful possession of the said premises during the term of this Lease.


36.  BINDING ON HEIRS, ETC:

     It is further agreed by the parties to this Lease that all of the covenants and agreements enumerated herein shall be binding upon both parties' legal representatives, heirs and assigns throughout the life of this instrument.


37.  DELIVERY OF POSSESSION:

     Lessee agrees that if the Lessor is not able to deliver possession of the premises as herein provided, the Lessor shall not be liable for any damages to Lessee for such failure, but Lessor agrees to use due diligence to obtain possession for the Lessee at the earliest possible date, and an abatement of rent shall be allowed for such time as Lessee may be deprived of possession of said premises.


38.  SUBROGATION:

     Lessor and Lessee hereby waive any right of subrogation which they may have against the other for any losses paid to them on policy of policies carried on the property to the extent permitted by the terms of such policy or policies.


39.  OUTSIDE STORAGE, TRASH, ETC.:

     Lessee agrees not to store any merchandise crates or materials of any kind outside the leased building. Lessee further agrees not to burn trash or other substances on the leased premises. All trash shall be kept in metal containers with metal tops which must be kept painted. Their

                                      6

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design and location on the premises must be approved by Lessor.

In the event the Lessee shall be in default in the requirements of this paragraph then, after written notice to Lessee of the default and the expiration of five (5) days from the date of said written notice, the Lessor may remedy such default at the Lessee's expense, and such expense shall be treated as additional rental owing by the Lessee to the Lessor.

40. SUBORDINATE TO LEASE:

At the option of Lessor's mortgagee, the Lessee agrees to subordinate this lease to any mortgage, deed of trust or encumbrance which the Lessor my have placed, or may hereafter place, on the premises. Lessee agrees to execute, on demand, any instrument which may be deemed necessary or desirable to render such mortgage, deed of trust or encumbrance whenever made, superior and prior to this lease.

41. PARKING

Lessee shall cause its employees, agents, vendors, and carriers to park all carts, trucks and trailers only in parking areas provided with the premises and shall prohibit on-street parking.

42. AGENCY AND COMMISSION AGREEMENT:

Lessor and Lessee represent and warant to each other that the only agents in this transaction are:
Threlkeld of Trezvant Realty Corporation for Lessee and Bayard Snowden of Wilkinson & Snowden, Inc. for Lessor, and no other agent or broker has a claim to any commissions paid hereunder. Furthermore, Lessor and Lessee agree that no representations or warranties have been made by Lessor or its agent which are not herein expressly provided. Lessor agrees to pay said agents a commission as defined in exhibit "C", attached and made a part hereof.

43. ENVIRONMENTAL CLAUSE

Lessee shall not cause or permit to occur, and shall not permit to exist, any condition which may cause a discharge or any Hazardous Substances at, upon, under or within the Premises or in any contiguous real estate. Hazardous Substances are defined as being any deposit, storage, disposal, burial, discharge, spillage, uncontrolled loss, sepage or filtration of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous wastes or hazardous substances as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or in any other federal, state or local law governing hazardous substances, as such laws may be amended from time to time (collectively, the "Hazardous Waste Laws").
Lessee further represents and warrants that neither Lessee, nor any other party has been, is or will be involved in operations at or near the Premises, which operations could lead to (a) the imposition of liability under the Hazardous Waste Laws on Lessee, or on any subsequent or former Lessee or Owner of the Premises, or (b) the creation of a lien on the Premises under the Hazardous Waste Laws or under any similar laws or regulations, and (c) Lessee has not permitted, and will not permit, any occupant of the Premises to engage in any activity that could impose liability under the Hazardous Waste Laws on such Lessee or occupant, Lessor or any other owner of any of the Premises. Lessee shall comply strictly and in all respects with the requirements of the Hazardous Waste Laws and related regulations and with all similar laws and regulations and shall notify Lessor immediately in the event of any discharge or discovery of the Hazardous Substance at, upon, under or within the Premises. Lessee shall promptly forward to Lesser copies of all orders, notices, permits, applications or other communications and reports in connection with any discharge or the presence of any Hazardous Substance or any other matters relating to the Hazardous Waste Laws or any similar laws or regulations, as they may affect the Premises.

Promptly upon the written request of Lessor from time to time, Lessee shall provide Lessor,

                                      7

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of Lessee's expense, with an Environmental Site assessment or Environmental
Audit Report prepared by an environmental engineering firm acceptable to Lessor, to assess with a reasonable degree of certainty the presence or absence of any Hazardous Substances and the potential costs in connection with abatement, cleanup or removal of any Hazardous Substances found on, under, at or within the Premises.

Lessee shall, at all times, indemnify and hold harmless against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations judgments charges, and expenses of any nature whatsoever suffered or incurred by, whether as beneficiary of the mortgage, as mortgagee in possession, or as successor-in-interest to Lessee by foreclosure deed or deed in lieu of foreclosure, under or on account of the Hazardous Waste Laws or any similar laws or regulations, including the assertion of any lien thereunder, with respect to:
(i) any discharge of Hazardous Substances, the threat of discharge of any Hazardous Substances, or the presence of any Hazardous Substances affecting the the Premises whether or not the same originates or emanates from the Premises, including any loss of value of the property as a result of any of the foregoing;
(ii) any costs of removal or remedial action incurred by the United States Government or any state or local governmental authority, any response costs incurred by any other person or damages from injury to, destruction of, or loss of natural resources, including reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Hazardous Waste Laws; (iii) liability for personal injury or property damage arising under any statutory or common law tort theory, including without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or near the Premises; and/or (iv) any other environmental matter affecting the Premises within the jurisdication of the Environmental Protection Agency, any other federal agency or any state or local environmental agency. All of the foregoing covenants, representations and warranties shall survivce the term of this Lease.

Lessee's obligations under this Agreement shall arise upon the discovery of the presence of any Hazardous Substance, whether or not the Environmental
Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances.

In the event of any discharge of Hazardous Substances, the threat of a discharge of any Hazardous Substances, or the presence of any Hazardous Substances affecting the Premises, whether or not the same originates or emanates from the Premises and/or if Lessee shall fail to comply with any of the requirrements of the Hazardous Waste Laws or related regulations or any other environmnetal law or regulation, Lessor may, at its election, but without the obligations so to do, give such notices and/or cause such work to be performed at the Premises and/or take any and all actions as Lessor shall deem necessary or advisable in order to abate the discharge of any Hazardous Substances, remove the Hazardous Substances or cure Lessee's non-compliance.

If Lessor retains the services of an environmental engineer or consultant or an attorney in connection with the indemnity herein, Lessee shall pay all of Lessor's costs and fees thereby incurred. Lessor may employ an engineer or consultant, or an attorney, or both, of Lessor's own choice.

Lessee consents to the exercise of personal jurisdiction over Lessee by any federal or state court in the State of Tennessee, and consents to a venue in any jurisdiction or locality in the State of Tennessee.

OPTION:

Provided Lessee is not otherwise in default and that Lessee has given lessor written notice to extend not less than 120 days in advance of the then expiring term, Lessor hereby grants Lessee three (3) options to extend for one (1) year each upon the same terms and conditions.

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45.  NOTICE TO TERMINATE:

     Lessee shall provide to Lessor Lessee's written notice to terminate the Lease not less than 120 days prior to the then expiring term, or Lessee shall holdover for a period of one (1) year at the rental defined in paragraph 14 herein.


46.  LESSEE'S CONTINGENCY:

     Lessee's execution and acceptance of this Lease is contingent upon Lessee entering into a Sub-Lease Agreement with Great Lakes Paper Company through December 1, 1998, which Sub-Lease shall be acceptable to Lessee at its sole discretion. Lessee shall notify Lessor, in writing, of Lessee's acceptance of said Sub-Lease not later than Lessor's purchase of the Premises.


47.  LESSOR'S CONTINGENCY:

     Lessor's execution and acceptance of this Lease is contingent upon Lessor's acquisition of the Premises. The commencement date of this Lease shall be the actual date of closing of said purchase. This Lease shall automatically go into effect as of Lessor's taking title to the Premises, provided Lessee has given notice to remove Lessee's contingent acceptance as per Paragraph 46 above.

IN WITNESS WHEREOF, the parties of this Lease have set their hand to copies
hereof this      day of 1998.

                                    Lephiew Gin Company /s/           LESSOR
                                                       ---------------

                                    By:                               LESSOR
                                       -------------------------------

                                    Its:
                                        ------------------------------

                                    Varsity Spirit Corporation,/s/    LESSEE
                                                               -------

                                    By:                               LESSEE
                                       -------------------------------


                                      9

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                                    Its:                              CEO
                                        ------------------------------

STATE OF ARKANSAS

COUNTY OF CLUCOT

Personally appeared before me, the undersigned, a Notary Public in and for said State and County, duly commissioned and qualified, Laphiew
[illegible] the within named bargainer, with whom I am personally
acquainted, and who acknowledged that     he     executed the within instrument
for the purposes herein contained.
WITNESS my hand and Notarial Seal at office, the 8 day of October, 1998

Notary Public Tina Michelle Thompson
My Commission expires: Jan. 30, 2006   [NOTARY SEAL]

STATE OF TENNESSEE
COUNTY OF SHELBY
                                                day of
        Notary Public



Personally appeared before me, the undersigned, a Notary Public in and for said State and County, duly commissioned and qualified, Jeffrey G. Webb, the within named bargainer

         I with whom I am personally acquainted, and who acknowledged that--he executed the within instrument for the purposes therein contained.

WITNESS my hand and Notarial Seal at office, 7 day of October 1998

the                        Notary Public  /s/ Teresa B. Kimbrell

My Commission expires: 1-19-01 [NOTARY SEAL]

                                 EXHIBIT "C"


  Lessor, for itself and its successors in title and assigns, agree to pay Wilkinson and Snowden, Inc. and Trezevant Realty Corporation, its successors and assigns, the following commission: 100% of the first month's rent and 5% of each month's rent thereafter for services in negotiating this lease, also to pay Wilkinson & Snowden, Inc. and Trezevant Realty Corporation, its successors or assigns, the following commission hereafter stated for any extensions, renewals and/or new Leases, either by the Lessee's exercise of any option provided in this lease, or otherwise, or for any subsequent lease that may be entered into by the Lessor, its successors in title and assigns, with the Lessee, Lessee's successors and assigns, covering the within demised premises or any additional premises in the same building contiguous thereto: 5% of the first month's rent and 5% of each month's rent thereafter for services in negotiating this lease. The Lessor or its successors in title agrees to pay said agent, its successors or assigns, a sales commission of 6% of the sales price if the within demised premises is sold to Lessee or its successors or assigns, during the original or any extended or renewal term of the lease.